EXHIBIT 3.2.1

                                 FIRST AMENDMENT
                                       TO
                                 RESTATED BYLAWS
                                       OF
                           KNIGHT TRANSPORTATION, INC.

                                    RECITALS

     The Board of Directors of the Corporation has determined that it is in the interest of the Corporation and its shareholders to amend the Corporation's Bylaws to allow the Board of Directors to schedule the annual meeting of shareholders on such date and time as the Board deems necessary in order to provide more flexibility in scheduling the annual meeting of shareholders.

     NOW,  THEREFORE,  pursuant  to the  authority  granted in  Section  3.1 and
Section 8 of the Restated Bylaws of the Corporation, the following amendments are adopted effective as of February 6, 2003:

                                    AMENDMENT

     1. Section 2.1 of the Corporation's Bylaws is deleted and the following provision substituted therefor:

          2.1  ANNUAL MEETING

          Effective for calendar years beginning after December 31, 2002, the annual meeting of shareholders shall be held in the month of May of each year, on such date and at such time as the Board may from time to time designate and state in the notice of the annual meeting of shareholders. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

     2. Except as provided above, the Amended and Restated Bylaws of the Corporation shall remain unchanged.

     IN WITNESS WHEREOF, the foregoing First Amendment to the Restated Bylaws of Knight Transportation, Inc. is hereby adopted and effective as of the 6th day of February, 2003.

                                        KNIGHT TRANSPORTATION, INC.


                                        By: /s/ Kevin P. Knight
                                            ------------------------------------
                                            Kevin P. Knight, Chief Executive
                                            Officer

                                        By: /s/ Timothy M. Kohl
                                            ------------------------------------
                                            Timothy M. Kohl, Secretary
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                            CERTIFICATE OF SECRETARY

     The undersigned, Timothy M. Kohl, Secretary of Knight Transportation, Inc., does hereby certify that the foregoing copy of the First Amendment to Restated Bylaws of Knight Transportation, Inc. is a true and correct copy of the First Amendment to Restated Bylaws of Knight Transportation, Inc., duly adopted by the Board of Directors, and that such First Amendment to Restated Bylaws of Knight Transportation, Inc. has not been amended or repealed.

     DATED: February 6, 2003.

                                        /s/ Timothy M. Kohl
                                        ----------------------------------------
                                        Timothy M. Kohl, Secretary